Exhibit 4.5

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of July 16, 2020, by and between The New Home Company Inc., a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 17, 2017 (as amended and supplemented by the First Supplemental Indenture, dated April 28, 2017, the Second Supplemental Indenture, dated July 28, 2017, the Third Supplemental Indenture, dated September 18, 2017, the Fourth Supplemental Indenture, dated October 27, 2017, and the Fifth Supplemental Indenture, dated March 5, 2018, the “Indenture”), providing for the issuance of the Company’s 7.250% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 9.01(1) of the Indenture provides that, without notice to or consent of the Holders, the Company, the Guarantors and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency;

WHEREAS, the Company and the Guarantors desire to execute and deliver this Sixth Supplemental Indenture, in accordance with the terms of the Indenture, for the purpose of amending certain provisions in the Indenture in accordance with Section 9.01(1) of the Indenture;

WHEREAS, pursuant to Article 9 of the Indenture, the Trustee is authorized to execute and deliver this Sixth Supplemental Indenture;

WHEREAS, the Company has provided to the Trustee the items required in Section 11.04 of the Indenture;

WHEREAS, pursuant to Section 9.06 of the Indenture, the Company has requested that the Trustee join in the execution of this Sixth Supplemental Indenture;

WHEREAS, the Company has satisfied all conditions precedent, if any, provided under the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Sixth Supplemental Indenture; and

WHEREAS, all things and acts necessary to make this Sixth Supplemental Indenture the legal, valid and binding obligation of the Company have been done.

NOW THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

SECTION 1.1  AMENDMENTS.  The Indenture is hereby amended as follows:

A.    Section 4.04(a)(3)(B)(y).  Section 4.04(a)(3)(B)(y) of the Indenture is hereby amended and restated in its entirety as follows:

“net cash proceeds received by the Issuer from the issue and sale of its Equity Interests or capital contributions to the extent an amount equal to such net cash proceeds has been applied to redeem Notes in compliance with the provisions set forth under the third paragraph of “Optional Redemption”; plus”

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.1   DEFINED TERMS.  For all purposes of this Sixth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Sixth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.2   INDENTURE.  Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.  This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby and all terms and conditions of both shall be read together as though they constitute a single agreement, except that in the case of conflict between the Indenture and this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture shall control.  In case of a conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Sixth Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Sixth Supplemental Indenture, shall control.  On and after the effective date of this Sixth Supplemental Indenture, each reference to the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” or the like shall mean and be a reference to the Indenture as supplemented by this Sixth Supplemental Indenture unless the context otherwise requires.

SECTION 2.3   GOVERNING LAW.  THIS SIXTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

SECTION 2.4   SUCCESSORS.  All agreements of the Company, the Guarantors and the Trustee in this Sixth Supplemental Indenture and the Notes shall bind their respective successors and assigns.

SECTION 2.5   COUNTERPARTS.  The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.6   SEVERABILITY.  In case any one or more of the provisions in this Sixth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 2.7   THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 2.8   EFFECTIVENESS; OPERATIVENESS.  This Sixth Supplemental Indenture will become effective and binding upon the Company, the Trustee and the holders of the Notes immediately upon execution and delivery thereof by the parties hereto.

SECTION 2.9   EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE NEW HOME COMPANY INC.
/s/ John M. Stephens
Name:	John M. Stephens
Its:	Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Sixth Supplemental Indenture - NWHM]

GUARANTORS

TNHC REALTY AND CONSTRUCTION INC. a Delaware corporation

THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC a Delaware limited liability company

THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC a Delaware limited liability company

TNHC LAND COMPANY LLC a Delaware limited liability company

TNHC ARIZONA LLC a Delaware limited liability company

TNHC-SANTA CLARITA GP, LLC a Delaware limited liability company

TNHC SAN JUAN LLC a Delaware limited liability company

LR8 INVESTORS, LLC a Delaware limited liability company

LR8 OWNER, LLC a Delaware limited liability company

TNHC-CALABASAS GP LLC a Delaware limited liability company

TNHC GROVE INVESTMENT LLC a Delaware limited liability company

TNHC CANYON OAKS LLC a Delaware limited liability company

TNHC-ARANTINE GP LLC a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Sixth Supplemental Indenture - NWHM]

GUARANTORS cont.

LARKSPUR LAND 8 OWNER, LLC a Delaware limited liability companyn

LARKSPUR LAND 8 INVESTORS, LLC a Delaware limited liability company

DMB/TNHC LLC a Delaware limited liability company

TNHC TIDELANDS LLC a Delaware limited liability company

TNHC ARIZONA MARKETING LLC a Delaware limited liability company

TNHC HOLDINGS LLC, a Delaware limited liability company

TNHC HOLDINGS 1 LLC, a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Sixth Supplemental Indenture - NWHM]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President

[Signature page to Sixth Supplemental Indenture - NWHM]